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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006
                                                 -------------------
                           MOBILE NATION, INC.
            (Exact name of registrant as specified in its charter)

         Nevada                   000-28585                    68-04727395
----------------------------     -----------             -------------------
(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)                File Number)            Identification No.)


        2638 Pershing Circle,  Henderson, NV                    89074
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      (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (702) 914-9824
                                                  ---------------------------

      2638 Pershing Circle,  Henderson, NV                    89074
------------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTOR AND EXECUTIVE OFFICER

Michael McGhee has resigned as an officer and director of registrant effective immediately. The Board of Directors has replaced Mr. McGhee with Chancey White, who will serve as a Director until the next Annual Meeting of the Shareholders.

Ms. White began her professional career in 1994 heading up public relations and overseeing the daily operations in the corporate offices for a publicly traded biotech company. Ms. White also handled public relations, marketing strategies, and business development for The Effects Network, a privately held Nevada corporation providing specialty design and fabrications for the gaming, tourism, and entertainment industries. Ms. White was the director of business development for The Keith Companies, Inc. a NASDAQ listed engineering and consulting services firm based on the west coast. Additionally, Ms. White was Vice President of Plise Development and Construction, LLC, a Nevada based company that specializes in the development and construction of professional/medical office, warehouse and retail space. Ms. White currently owns her own consulting firm, which provides consulting services to several commercial developers in the Las Vegas area. Ms. White graduated from the University of Nevada, Las Vegas majoring in Communications Studies and Public Relations.

ITEM 8.01. OTHER EVENTS.

Letter of Intent with Dental Spas LLC

On February 23, 2006, Mobile Nation, Inc. (the "Company") and Dental Spas LLC entered into a non-binding letter of intent ("Letter of Intent") for a business combination between the Company and Dental Spas LLC (the "Transaction").

As outlined in the Letter of Intent, the Transaction will be structured as a tax-free reverse merger or acquisition pursuant to which members holding 100 percent of the membership interests of Dental Spas LLC expect to receive securities of the Company that will be equal to approximately 96 percent of the issued and outstanding common stock of the Company at the closing of the Transaction on a fully diluted basis. The Transaction contemplates the prior consummation of (1) the acquisition by Dental Spas LLC of the entire membership interest of BriteSmile Spas, LLC (pursuant to the Purchase Agreement dated January 13, 2006 whereby certain assets of BriteSmile, Inc., consisting of 17 dental spas and certain US and international product distribution rights shall be conveyed to BriteSmile Spas, LLC immediately prior to the transfer of ownership of BriteSmile Spas, LLC to Dental Spas, LLC), and (2) funding of the company in the amount of $27 million in debt and equity proceeds from a private offering of the Company's stock and notes.

Definitive Agreements for the Transaction are expected to be signed in the second calendar quarter of 2006. When the definitive agreements are signed, it is anticipated that Philip L. Hirschhorn, a Manager of Dental Spas LLC, will be appointed as the CEO of the Company. The Letter of Intent is non-binding (except as to certain short-term exclusive dealing provisions) and there are no assurances that a closing will occur.

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Item 9.01.  Financial Statements and Exhibits.

    (a) Financial Statements of Businesses Acquired.
        --------------------------------------------
        Not applicable.

    (b) Pro Forma Financial Information.
        --------------------------------
        Not applicable.

    (c) Exhibits.
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        Number  Description
        ------  -----------
        10.1    Letter of Intent

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                                     SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2006                    MOBILE NATION, INC.
                                         BY:  /S/ REX A. MORDEN
                                         ------------------------
                                         Rex A. Morden
                                         President, Chief Executive Officer,
                                         and Director (principal and
                                         executive officer)
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                      EXHIBITS FILED WITH THIS REPORT

        Number  Description
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        10.1    Letter of Intent